Exhibit 99.1

Nexity Financial Fourth Quarter Results

BIRMINGHAM, Ala.--(BUSINESS WIRE)--February 4, 2009--Nexity Financial Corporation (NASDAQ: NXTY)

Fourth Quarter 2008 Summary:

  Proactively identifying and managing problem credits: charged off $11.5 million in the fourth quarter; nonperforming assets increased $8.4 million versus a $29.3 million increase in the third quarter and a $30.3 million increase in the second quarter
  Made a $15.7 million provision for loan losses to maintain a sound loan loss reserve of 2.22% of net loans at December 31, 2008 with a nonperforming assets to total assets ratio of 8.58% versus 7.64% at September 30, 2008
  Net loss of $0.92 in the quarter up from a net loss of $0.49 in the third quarter
  Nexity Bank remained well capitalized with the following capital ratios: Total Risk-Based Capital 10.33%, Tier 1 Risk-Based Capital 8.92%, Leverage Ratio 7.04%
  Worked to improve our capital and liquidity positions by reducing loans by $21.7 million, grew deposits $10.0 million, and decreased federal funds purchased $86.4 million
  Strong noninterest income growth during the fourth quarter of 2008 of $1.1 million or 58.7% compared with the third quarter

Nexity Financial Corporation (NASDAQ: NXTY) today reported a fourth quarter net loss of $7.18 million, or ($0.92) per diluted share compared with net income of $1.17 million, or $0.14 per diluted share for the same period in 2007 and a net loss of $3.77 million, or ($0.49) per diluted share for the third quarter in 2008. The decrease in earnings was primarily related to a higher provision for loan losses related to an increased level of nonperforming loans and net charge-offs. While net interest income was down from the third quarter, noninterest income grew $1.1 million, we realized $3.7 million in gains on sales of investment securities, and overhead increased by only $201,003 from the third quarter.

Noninterest income was up $7.3 million or 201.4% in 2008 primarily due to growth in revenue from investment and cash management services provided to over 400 community banks nationwide. “I am very encouraged with the strong growth of our core business during these trying and difficult economic times, said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “We continue to develop products and services to help our bank customers expand their offerings as they move forward through this challenging period in the business cycle.”

We continued to maintain a sound level of capital during this challenging banking environment by raising $11.3 million in additional capital during 2008. Nexity Bank’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at December 31, 2008 were 10.33%, 8.92%, and 7.04%, respectively. Each of these ratios is above the “well capitalized” regulatory minimums of 10%, 6%, and 5%, respectively for commercial banks.

We have continued to aggressively address our problem credits and have a special asset management initiative spear-headed by a seasoned professional. Individual and unique strategies have been developed to maximize our recovery efforts for each credit relationship. While our credit quality did continue to deteriorate in the fourth quarter, the pace declined dramatically. Nonperforming loans were down slightly from the third quarter and nonperforming assets grew $8.4 million in the fourth quarter due to an increase in other real estate owned. This rate of distressed asset growth is considerably diminished from the third quarter increase of $29.3 million and the second quarter increase of $30.3 million. The allowance for loan losses was 2.22% of total loans at December 31, 2008 compared with 1.55% at September 30, 2008.

“While I am very disappointed in the level of nonperforming assets, we did experience improvement in the pace of change versus the second and third quarters of 2008,” said Mr. Lee. “We are working diligently on our problem assets and other initiatives to improve the overall strength of our balance sheet.”

We have engaged Tucker Midis & Associates, LLC, as a financial adviser to assist us in raising additional capital, the possible sale of certain assets, and other strategic alternatives including the potential sale of the Company.

As reported in a Form 8-K filed on January 30, 2009, we have decided to cease being a public company. We believe the costs associated with being a public company outweigh the current benefits. We think it is in the best interests of our shareholders to save the expense and allow management to focus more effort on navigating the Company through this very difficult economic environment.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Thursday, February 5, 2009 at 10:00 AM Eastern Daylight Time (EDT) to discuss the fourth quarter 2008 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:	Live via the Internet and Windows Media Player
http://www.nexitybank.com/ then to the Investor Relations
section, to conference in via the web
Then click on "Fourth Quarter 2008 Earnings Release
Conference Call.” The Webcast access will be “listen only”.

Webcast URL:	http://www.talkpoint.com/viewer/starthere.asp?Pres=124677

Live via teleconference. To conference in, dial:

1-800-860-2442 (U.S. and Canada)
+1-412-858-4600 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is a $1.1 billion commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect”, “anticipate”, “intend”, “consider”, “plan”, “believe”, “seek”, ”should”, “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Nexity Financial Corporation
Financial Summary (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,			Percent	December 31,			Percent
Income Statement Data	2008		2007	Change	2008		2007	Change

Interest income	$11,675,134		$15,910,859	(26.6)%	$51,758,448		$64,291,369	(19.5)%
Interest expense	8,191,458		10,153,904	(19.3)	33,621,008		39,893,088	(15.7)

Net interest income	3,483,676		5,756,955	(39.5)	18,137,440		24,398,281	(25.7)
Provision for loan losses	15,705,478		315,000	4,885.9	28,650,478		805,000	3,459.1

Net interest (expense) income after provision for loan losses	(12,221,802)		5,441,955	(324.6)	(10,513,038)		23,593,281	(144.6)
Net gains on sales of securities	3,681,619		292,051	1,160.6	3,889,353		292,051	1,231.7
Noninterest income	2,901,099		1,488,386	94.9	10,969,298		3,639,052	201.4
Noninterest expense	6,457,778		5,588,526	15.6	26,899,408		19,975,998	34.7

(Loss) income before income taxes	$(12,096,862)		$1,633,866	(840.4)	$(22,553,795)		$7,548,386	(398.8)
Applicable income tax (benefit) expense	(4,917,414)		461,127	(1,166.4)	(9,532,251)		2,230,591	(527.3)
Net (loss) income	$(7,179,448)		$1,172,739	(712.2)%	$(13,021,544)		$5,317,795	(344.9)%

Reconciliation of Non-GAAP measures to GAAP:
Net (loss) income	$(7,179,448)		$1,172,739	(712.2)%	$(13,021,544)		$5,317,795	(344.9)%
Non-recurring income (after-tax) (1)	(2,429,869)		(9,361)	25,857.4	(2,566,973)		(9,361)	27,322.0
Operating (loss) income	$(9,609,317)		$1,163,378	(926.0)%	$(15,588,517)		$5,308,434	(393.7)%

Net (loss) income per share - basic	($0.92)		$0.15	(731.8)%	($1.68)		$0.65	(358.5)%
Net (loss) income per share - diluted	($0.92)	(2)	$0.14	(758.8)	($1.68)	(2)	$0.62	(372.3)

Operating (loss) income per share - basic	($1.24)		$0.15	(952.4)	($2.01)		$0.65	(410.0)
Operating (loss) income per share - diluted	($1.24)	(2)	$0.14	(988.9)	($2.01)	(2)	$0.61	(426.5)

Weighted average shares outstanding - basic	7,766,394		8,011,678	(3.1)	7,767,623		8,201,045	(5.3)
Weighted average shares outstanding - diluted	7,766,394	(2)	8,354,743	(7.0)	7,767,623	(2)	8,637,156	(10.1)

Performance Ratios
(Annualized a)
Return on average assets (a)	(2.65)%		0.50%	(632.0)%	(1.27)%		0.59%	(315.2)%
Return on average stockholders' equity (a)	(48.74)		6.85	(812.1)	(20.14)		8.03	(350.8)
Net yield on average interest-earning assets (tax equivalent) (a)	1.42		2.54	(44.3)	1.89		2.80	(32.4)
Efficiency ratio	101.14		73.03	38.5	92.42		70.19	31.7

Selected Average Balances
(In thousands)
Total assets	$1,078,569		$934,727	15.4%	$1,027,601		$902,969	13.8%
Interest-earning assets	1,015,924		901,016	12.8	983,204		872,989	12.6
Loans-net of unearned income	705,344		636,142	10.9	684,336		612,671	11.7
Investment securities	294,489		246,166	19.6	282,051		243,051	16.0
Deposits	653,124		711,489	(8.2)	645,450		681,573	(5.3)
Noninterest-bearing deposits	9,435		6,250	51.0	8,962		8,157	9.9
Interest-bearing deposits	643,689		705,239	(8.7)	636,489		673,416	(5.5)
Interest-bearing liabilities	1,001,537		849,056	18.0	943,508		817,459	15.4
Stockholders' equity	58,595		67,972	(13.8)	64,654		66,209	(2.3)

(1) Non-recurring income is gains on sales of investment securities.
(2) There is no dilution due to the antidilutive effect of the net loss on potential common shares (stock options).

Nexity Financial Corporation
Financial Summary (Unaudited)

Selected Financial Data at Period-End
(In thousands)	December 31,		Percent
	2008	2007	Change

Total assets	$1,061,580	$947,213	12.1%
Interest-earning assets	927,912	908,295	2.2
Loans-net of unearned income	678,378	644,864	5.2
Allowance for loan losses	15,033	7,969	88.7
Investment securities	228,030	244,824	(6.9)
Deposits	672,698	709,157	(5.1)
Stockholders' equity	58,272	66,531	(12.4)

Average loans to average deposits	106.02%	89.89%	17.9%
Total loans to interest-earning assets	73.11	71.00	3.0
Average stockholders' equity to average assets	6.29	7.33	(14.2)
Tier 1 capital to average assets
(Leverage ratio)	5.62	8.37	(32.9)
Risk-based capital ratios:
Tier 1 capital	7.71	9.76	(21.0)
Total capital	9.59	10.75	(10.8)
Book value per common share	$7.50	$8.56	(12.3)
Tangible book value per common share	$7.39	$8.45	(12.6)
Total common shares outstanding	7,766,394	7,769,394	(0.0)

Credit Quality Data

Nonperforming assets	$91,117,475	$12,963,411	602.9%
Nonperforming loans	75,895,648	9,585,941	691.7
Net charge-offs	21,585,903	423,468	4,997.4
Nonperforming assets to total assets	8.58%	1.37%	527.2
Annualized net charge-offs to average total loans (YTD)	3.15	0.07	4,632.5
Allowance for loan losses to total loans	2.22	1.24	79.3
Allowance for loan losses to nonperforming loans	19.81	83.13	(76.2)

Nexity Financial Corporation
Financial Summary (Unaudited)

Consolidated Balance Sheets
(In thousands)	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07

ASSETS
Cash and due from banks	$80,356	$13,113	$2,718	$3,765	$9,841
Interest-bearing deposits in other banks	3,916	2,337	8,723	5,484	10,121
Federal funds sold	13,855	29,193	31,179	3,562	8,487
Investment securities available-for-sale, at fair value	228,030	292,402	286,923	290,910	244,824
Trading securities, at fair value	3,733	1,000	2,969	2,796	0

Loans, net of unearned income	678,378	700,096	728,988	654,915	644,864
Allowance for loan losses	(15,033)	(10,821)	(11,839)	(8,875)	(7,969)
Net loans	663,345	689,275	717,149	646,040	636,895

Premises and equipment, net	13,138	11,880	11,693	11,735	3,382
Deferred tax asset	6,197	7,036	7,545	3,049	4,037
Intangible assets	911	911	911	911	911
Other real estate owned	15,140	6,448	2,714	3,377	3,377
Bank owned life insurance	18,032	17,862	17,685	17,513	17,337
Other assets	14,927	11,848	6,888	7,358	8,001
Total assets	$1,061,580	$1,083,305	$1,097,097	$996,500	$947,213

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$15,031	$8,534	$12,956	$7,324	$4,813
NOW and money market accounts	115,509	148,508	193,044	171,433	276,402
Time deposits $100,000 and over	151,180	130,168	156,945	141,860	158,712
Other time and savings deposits	390,978	375,518	305,690	240,518	269,230
Total deposits	672,698	662,728	668,635	561,135	709,157

Federal funds purchased and securities sold under agreements to repurchase	74,034	160,424	141,887	150,383	16,930
Short-term borrowings	64,150	7,150	32,400	31,400	10,000
Long-term borrowings	160,000	160,000	160,000	160,000	121,400
Subordinated debentures	24,008	24,018	22,681	12,372	12,372
Accrued expenses and other liabilities	8,418	8,860	9,317	10,894	10,822
Total liabilities	1,003,308	1,023,180	1,034,920	926,184	880,681

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	87	87
Surplus	62,747	62,639	62,533	62,425	62,339
Retained earnings	1,735	8,914	12,685	15,436	14,757
Accumulated other comprehensive (loss)/gain	3,530	(1,688)	(3,301)	2,180	(839)
Less: Treasury stock	(9,827)	(9,827)	(9,827)	(9,812)	(9,812)
Total stockholders' equity	58,272	60,125	62,177	70,316	66,532
Total liabilities and stockholders' equity	$1,061,580	$1,083,305	$1,097,097	$996,500	$947,213

Nexity Financial Corporation
Financial Summary (Unaudited)

Income Statement Data	12/31/08		9/30/08		6/30/08		3/31/08	12/31/07

Interest income	$11,675,134		$12,646,459		$13,493,661		$13,943,194	$15,910,859
Interest expense	8,191,458		8,496,597		8,204,957		8,727,996	10,153,904

Net interest income	3,483,676		4,149,862		5,288,704		5,215,198	5,756,955
Provision for loan losses	15,705,478		6,210,000		5,835,000		900,000	315,000

Net interest (expense) income after provision for loan losses	(12,221,802)		(2,060,138)		(546,296)		4,315,198	5,441,955
Net gains (losses) on sales of securities	3,681,619		82,854		0		124,880	292,051
Noninterest income	2,901,099		1,828,044		2,816,041		3,424,114	1,488,386
Noninterest expense	6,457,778		6,256,775		7,259,132		6,925,722	5,588,526

(Loss) income before income taxes	(12,096,862)		(6,406,015)		(4,989,387)		938,470	1,633,866
Applicable income tax (benefit) expense	(4,917,414)		(2,635,043)		(2,238,794)		259,000	461,127
Net (loss) income	$(7,179,448)		$(3,770,972)		$(2,750,593)		$679,470	$1,172,739

Reconciliation of Non-GAAP measures to GAAP:
Net (loss) income	$(7,179,448)		$(3,770,972)		$(2,750,593)		$679,470	$1,172,739
Non-recurring (income) expense (after-tax) (1)	(2,429,869)		(54,684)		0		(82,421)	(9,361)
Operating (loss) income	$(9,609,317)		$(3,825,656)		$(2,750,593)		$597,049	$1,163,378

Net (loss) income per share - basic	$(0.92)		$(0.49)		$(0.35)		$0.09	$0.15
Net (loss) income per share - diluted	$(0.92)	(2)	$(0.49)	(2)	$(0.35)	(2)	$0.08	$0.14

Operating (loss) income per share - basic	$(1.24)		$(0.49)		$(0.35)		$0.08	$0.15
Operating (loss) income per share - diluted	$(1.24)	(2)	$(0.49)	(2)	$(0.35)	(2)	$0.07	$0.14

Weighted average shares outstanding - basic	7,766,394		7,766,394		7,768,339		7,769,394	8,011,678
Weighted average shares outstanding - diluted	7,766,394	(2)	7,766,394	(2)	7,768,339	(2)	8,032,748	8,354,743

Performance Ratios
(Annualized a)
Return on average assets (a)	(2.65)%		(1.40)%		(1.08)%		0.29%	0.50%
Return on average stockholders' equity (a)	(48.74)		(24.38)		(15.92)		3.95	6.85
Net yield on average interest-earning assets (tax equivalent) (a)	1.42		1.66		2.21		2.35	2.54
Efficiency ratio	101.14		104.67		89.57		80.17	73.03

(1) Non-recurring (income) expense is gains on sales of investment securities and legal settlement expense of $297,500 recorded as noninterest expense during the 4th quarter of 2007.
(2) There is no dilution due to the antidilutive effect of the net loss on potential common shares (stock options).

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and Capital Ratios	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07

Regulatory Capital (In thousands)
Tier 1 Capital	$65,989	$81,204	$86,090	$79,226	$78,460
Tier 2 Capital	16,077	13,857	12,146	8,875	7,969
Total risk-based capital	82,066	95,061	98,236	88,101	86,429
Total risk-weighted assets	856,477	889,039	933,469	845,449	803,777

Capital Ratios
Total risk-based capital	9.59%	10.70%	10.53%	10.42%	10.75%
Tier 1 risk-based capital	7.71	9.14	9.23	9.37	9.76
Leverage ratio	5.62	7.53	8.40	8.51	8.37

Book value per common share	$7.50	$7.74	$8.00	$9.05	$8.55
Tangible book value per common share	$7.39	$7.62	$7.89	$8.93	$8.43
Total common shares outstanding	7,766,394	7,766,394	7,766,394	7,769,394	7,769,394

Credit Quality Data
Nonperforming assets	$91,117,475	$82,758,470	$53,425,003	$23,085,835	$12,963,411
Nonperforming loans	75,895,648	76,228,391	50,711,101	19,708,365	9,585,941
Net charge-offs (recoveries)	11,493,507	7,228,152	2,870,986	(6,742)	323,313

Nonperforming loans to total loans	11.19%	10.87%	6.96%	3.01%	1.49%
Nonperforming assets to total assets	8.58	7.64	4.87	2.32	1.37
Annualized net charge-offs to average total loans (QTD)	6.48	3.97	1.71	0.00	0.20
Allowance for loan losses to total loans	2.22	1.55	1.62	1.36	1.24
Allowance for loan losses to nonperforming loans	19.81	14.20	23.35	45.03	83.13

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets - Yields and Costs
	Three Months Ended
	12/31/08			9/30/08			6/30/08
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Interest-earning assets:
Loans (1)	$705,344,134	$8,067,848	4.55%	$724,245,466	$8,953,821	4.92%	$674,494,737	$9,488,805	5.66%
Investment securities (2)
Taxable	267,612,506	3,269,986	4.86	266,788,869	3,324,649	4.96	267,015,436	3,664,184	5.52
Non Taxable (3)	26,876,757	401,159	5.94	25,182,029	376,580	5.95	19,448,482	286,611	5.93
Interest-bearing balances due from banks	4,774,326	17,232	1.44	6,451,604	32,505	2.00	8,718,823	63,325	2.92
Trading securities	2,427,920	23,436	3.84	3,412,750	47,001	5.48	3,859,622	42,404	4.42
Federal funds sold and securities purchased under agreements to resell	8,888,450	31,867	1.43	7,569,549	39,940	2.10	8,705,508	45,780	2.12
Total interest-earning assets	1,015,924,093	11,811,528	4.63%	1,033,650,267	12,774,496	4.92%	982,242,608	13,591,109	5.57%

Noninterest-earning assets:
Cash and due from banks	13,238,344			6,520,444			5,324,014
Premises and equipment	12,294,900			11,734,629			11,787,855
Other, less allowance for loan losses	37,112,035			21,855,272			25,205,848
Total noninterest-earning assets	62,645,279			40,110,345			42,317,717

TOTAL ASSETS	$1,078,569,372			$1,073,760,612			$1,024,560,325

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,535,845	8,760	0.99%	$3,396,545	8,329	0.98%	$3,640,774	8,911	0.98%
Savings	298,530	930	1.24	292,399	904	1.23	286,034	880	1.24
Money market	120,630,686	532,643	1.76	183,360,025	981,812	2.13	174,756,527	929,760	2.14
Time deposits	519,223,696	4,929,292	3.78	477,363,382	4,730,472	3.94	430,399,953	4,633,253	4.33
Total interest-bearing deposits	643,688,757	5,471,625	3.38	664,412,351	5,721,517	3.43	609,083,288	5,572,804	3.68
Federal funds purchased and securities sold under agreements to repurchase	152,407,991	572,021	1.49	139,516,331	799,210	2.28	145,340,650	824,608	2.28
Short-term debt	21,432,609	145,295	2.70	3,693,478	55,793	6.01	7,509,890	74,978	4.02
Long-term debt	160,000,000	1,553,639	3.86	160,000,000	1,557,055	3.87	160,000,000	1,544,129	3.88
Subordinated debentures	24,007,500	448,878	7.44	22,695,527	363,022	6.36	13,590,670	210,412	6.23
Total interest-bearing liabilities	1,001,536,857	8,191,458	3.25%	990,317,687	8,496,597	3.41%	935,524,498	8,226,931	3.54%

Noninterest-bearing liabilities:
Demand deposits	9,434,961			11,286,897			8,720,567
Other liabilities	9,002,175			10,626,030			10,827,808
Total noninterest-bearing liabilities	18,437,136			21,912,927			19,548,375
Stockholders' equity	58,595,379			61,529,998			69,487,452

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,078,569,372			$1,073,760,612			$1,024,560,325

Net interest income		$3,620,070			$4,277,899			$5,364,178

Interest income/earning assets			4.63%			4.92%			5.57%
Interest expense/earning assets			3.21			3.27			3.37

Net interest income/earning assets			1.42%			1.65%			2.20%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book cost of each security.
(3) Non-taxable income has been adjusted to a tax-equivalent basis using a federal tax rate of approximately 34%

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets - Yields and Costs
	Three Months Ended
	3/31/08			12/31/07
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Interest-earning assets:
Loans (1)	$632,589,505	$10,486,183	6.67%	$636,141,637	$12,570,444	7.84%
Investment securities, taxable (2)
Taxable	246,129,764	3,233,370	5.28	242,832,254	3,055,520	4.99
Non Taxable (3)	8,903,268	132,792	6.00	3,333,670	52,685	6.27
Interest-bearing balances due from banks	8,848,479	104,664	4.76	7,604,652	108,377	5.65
Trading securities	1,257,603	10,578	3.38	825,068	6,545	3.15
Federal funds sold and securities purchased under agreements to resell	2,357,511	20,756	3.54	10,278,715	135,200	5.22
Total interest-earning assets	900,086,130	13,988,343	6.25%	901,015,996	15,928,771	7.01%

Noninterest-earning assets:
Cash and due from banks	3,477,210			6,134,184
Premises and equipment	3,489,835			3,322,698
Other, less allowance for loan losses	25,393,882			24,253,831
Total noninterest-earning assets	32,360,927			33,710,713

TOTAL ASSETS	$932,447,057			$934,726,709

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,966,194	9,616	0.98%	$4,073,639	11,989	1.17%
Savings	270,535	834	1.24	259,588	808	1.24
Money market	220,454,537	1,589,015	2.90	259,789,203	2,638,547	4.03
Time deposits	403,694,010	5,070,106	5.05	441,116,821	5,831,097	5.24
Total interest-bearing deposits	628,385,276	6,669,571	4.27	705,239,251	8,482,441	4.77
Federal funds purchased and securities sold under agreements to repurchase	68,508,565	459,765	2.70	11,245,069	128,278	4.53
Short-term debt	1,839,561	24,718	5.40	108,696	978	3.57
Long-term debt	134,395,604	1,353,203	4.05	120,091,304	1,286,209	4.25
Subordinated debentures	12,372,000	220,739	7.18	12,372,000	255,998	8.21
Total interest-bearing liabilities	845,501,006	8,727,996	4.15%	849,056,320	10,153,904	4.74%

Noninterest-bearing liabilities:
Demand deposits	6,373,042			6,249,349
Other liabilities	11,469,537			11,449,378
Total noninterest-bearing liabilities	17,842,579			17,698,727
Stockholders' equity	69,103,472			67,971,662

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$932,447,057			$934,726,709

Net interest income		$5,260,347			$5,774,867

Interest income/earning assets			6.25%			7.01%
Interest expense/earning assets			3.90			4.47

Net interest income/earning assets			2.35%			2.54%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.

CONTACT:
Nexity Financial Corporation
John J. Moran, 843-213-0999